Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

United Natural Foods, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	457(c) and 457(h)	1,500,000	$32.09	$48,135,000	0.00013810	$6,647.44
Total Offering Amounts					$48,135,000		$6,647.44
Total Fee Offsets							$—
Net Fee Due							$6,647.44

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of Common Stock of the Registrant as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Fifth Amended and Restated United Natural Foods, Inc. 2020 Equity Incentive Plan.
(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Common Stock, as reported on the New York Stock Exchange on December 11, 2025.